As filed with the Securities and Exchange Commission on April 21, 2010 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

‘mktg, inc.’
(Exact name of registrant as specified in its charter)

Delaware	06-134048
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

75 Ninth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip code)

‘mktg, inc.’ 2010 Equity Incentive Plan
(Full title of the plan)

James R. Haughton
Senior Vice President, Controller and Secretary
‘mktg, inc.’
 75 Ninth Avenue
New York, New York 10011
(212) 660-3800
(Name, address and Telephone number of agent for service)

Copies to:
Zev M. Bomrind, Esq.
Cooley Godward Kronish llp
1114 Avenue of the Americas
New York, New York 10036-7798
(212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	3,000,000 shares (1)	$0.39	$1,170,000	$83.42

(1)
Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on April 16, 2010 as reported on the NASDAQ Capital Market.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities Exchange Commission (“SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

The following documents previously filed by ‘mktg, inc.’ (the “Company”) with the SEC are incorporated by reference into this Registration Statement:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed with the SEC on January 20, 2010.

●	The Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on January 20, 2010.

●	The Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2009, filed with the SEC on January 20, 2010.

●	The Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2009, filed with the SEC on February 16, 2010.

●
The Company’s Current Reports on Form 8-K filed with the SEC on May 27, 2009, July 22, 2009, August 25, 2009, November 23, 2009, November 30, 2009, December 16, 2009, December 21, 2009, January 27, 2010, February 4, 2010, and March 29, 2010.

●	The description of the Company’s Common Stock which is contained in a registration statement on Form 8-A filed with the SEC on June 10, 1992.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which is also incorporated by reference modifies or supersedes such statement. Any earlier statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

The Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify its directors and officers (among others) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought (or threatened to be brought) by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses (including attorneys’ fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of such action if they had acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. The DGCL further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

The Company’s Certificate of Incorporation provides that the directors of the Company shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the DGCL. The Company’s Certificate of Incorporation provides further that without limiting the generality of the foregoing, no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article VII of the Company’s By-laws provides in general that the Company shall have the power to indemnify any officer or director against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such officer or director, to the fullest extent permitted by law in connection with and including those instances in which such indemnification as deemed by a majority of a quorum of directors who were not parties to such action, suit or proceeding or by independent legal counsel, after due investigation, to be in the best interests of the Company, with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him or her by reason of his or her performance as a director, officer, employee or agent of the Company or any of its subsidiaries, or in any other capacity on behalf of the Company or any of its subsidiaries. Article VII of the Company’s By-laws also provides that the Company may advance expenses incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding as authorized by the Company’s Board of Directors upon receipt of an undertaking, by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by law. The Company has indemnification insurance under which directors and officers are insured against certain liability that may occur in their capacity as such.

The Company has also entered into indemnity agreements with each of its directors. These indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

Item 7.  Exemption From Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit Number
5.1	Opinion of Cooley Godward Kronish llp

23.1	Consent of ParenteBeard LLC

23.2	Consent of Cooley Godward Kronish llp (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included as part of the signature page)

99.1	‘mktg, inc.’ 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed with the SEC on March 29, 2010)

Item 9.  Undertakings.

1.           The undersigned Registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 21, 2010.

‘mktg, inc.’

By:	/s/ James R. Haughton
James R. Haughton,
Senior Vice President – Controller

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Charles W. Horsey and James R. Haughton, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles W. Horsey	President	April 21, 2010
Charles W. Horsey	(Principal Executive Officer)

/s/ James R. Haughton	Senior VP – Controller	April 21, 2010
James R. Haughton	(Principal Financial Officer)

/s/ Marc C. Particelli	Chairman of the Board	April 21, 2010
Marc C. Particelli

/s/ Elizabeth Black	Director	April 21, 2010
Elizabeth Black

/s/ Richard L. Feinstein	Director	April 21, 2010
Richard L. Feinstein

/s/ Gregory J. Garville	Director	April 21, 2010
Gregory J. Garville

/s/ Arthur G. Murray	Director	April 21, 2010
Arthur G. Murray

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley Godward Kronish llp

23.1	Consent of ParenteBeard LLC

23.2	Consent of Cooley Godward Kronish llp (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included as part of the signature page)

99.1	‘mktg, inc.’ 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed with the SEC on March 29, 2010)